THOMSON REUTERS EDITED TRANSCRIPT Q1 2020 Patrick Industries Inc Earnings Call EVENT DATE/TIME: APRIL 30, 2020 / 2:00PM GMT THOMSON REUTERS | Contact Us 1 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Investor Relations & Financial Reporting CONFERENCE CALL PARTICIPANTS Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Joseph Moore CJS Securities, Inc. - MD of Research John Lovallo BofA Merrill Lynch, Research Division - VP Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. First Quarter 2020 Earnings Conference Call. My name is Vanessa, and I will be your operator for today's call. (Operator Instructions) Please note that this conference is being recorded. I will now turn the call over to Ms. Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. Julie Ann Kotowski Patrick Industries, Inc. - Director of Investor Relations & Financial Reporting Good morning, everyone, and welcome to Patrick Industries First Quarter 2020 Conference Call. I am joined on the call today by Andy Nemeth, President and CEO; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, including, without limitation, the disruption of business resulting from unforeseen events, such as the COVID-19 pandemic and its impact on economic conditions, capital and financial markets and our operations, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2019 and our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Andy Nemeth. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Thank you, Julie Ann. Good morning, everyone, and thank you for joining us on the call today. Before we cover the details of our quarterly results, I want to give you a deeper understanding of the attention and discipline the company is undertaking as a result of the COVID-19 pandemic. In response to the very difficult and challenging circumstances surrounding COVID-19, we have been working diligently and thoughtfully to prioritize the safety and well-being of our talented and dedicated team members and their families, the communities in which we operate, our customers, suppliers and all of our stakeholders. Our commitment to maintaining a safe work environment, while continuing to service our customers is a top priority. We have established and implemented protocols in alignment with both CDC and state guidelines to protect our employees and facilities, keep current with best practices as information continues to become available and position ourselves for the full return to operations and as restrictions ease and our customers return to production. I'd like to take this moment to thank all of our team members across the organization who have and continue to work so diligently and tirelessly, as we navigate through these unprecedented and unforeseen times. Their commitment to our team, each other and our organizational goals is truly inspiring. Additionally, our company, team members and business units have put forth tremendous efforts to support the communities in which we live and work, including manufacturing and donating personal protective equipment for hospitals, care centers and frontline responders, volunteering their time, and sponsoring meals for several local hospitals for the frontline COVID-19 workers and staff. And our Dowco team in Wisconsin shifted their operational focus during this time frame from manufacturing marine components to the rapid development and production of plastic face shields and isolation gowns. We are incredibly proud of our THOMSON REUTERS | Contact Us 2 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call team's response to the challenging situation and look forward to all of us emerging from this difficult time as a stronger organization. Now turning to our performance in the quarter. Our first quarter results are a reflection of 2 vastly different scenarios, one, in which we experienced positive momentum and strong consumer demand in all of our end markets for the first 2 months of the year, followed by a sudden business disruption in late March related to COVID-19 that impacted all of our end markets and operations. In the face of these dynamics that unfolded in the quarter, we are encouraged by our first quarter performance and our ability to deliver earnings growth despite a decline in sales and the related impact of the business disruption. Our teams immediately reacted to the rapidly changing environment and adjusted their business models and operations in alignment with the economic landscape. Additionally, the diversification in the end markets in which we serve and the domestic geographic regions in which we operate, positively impacted our overall results and helped offset the business disruption from COVID-19 in the quarter and corresponding lost shipping days as certain plants throughout the country remained operational, particularly in our MH, industrial and marine markets. Our first quarter revenues of $589 million decreased 3% versus the prior year due to lost shipping days and the associated business disruption to all of our end markets related to COVID-19. Net income was approximately $21 million or $0.91 per diluted share. As previously noted, the diversity in our market sectors and geographic regions helped provide resiliency in the quarter as a number of our plants continue to operate without material disruption. Additionally, our plants and like product-based brands have flexibility to shift production from one plant to another in order to maximize efficiencies and maintain the ability to service our customers. Our geographic footprint and operational flexibility allow us to react quickly and effectively in a rapidly changing environment and as the economy slowly reopens. In response to COVID-19, we enacted a broad range of actions and initiatives to ensure the safety and well-being of our team members, including work from home programs and staggered shifts where applicable, while balancing the needs of our customers and providing essential products to the markets we serve. We are continuing to stay vigilant and updated and follow the guidelines established by the CDC and local governmental authorities. As previously announced, we suspended operations at certain facilities over the last 5 weeks in alignment with our customers, and as well, have been maintaining compliance with mandates by certain state governments. In connection with the suspension of operations, we proactively implemented cost containment and financial management measures, including: (1) voluntary compensation reductions for the executive management team; (2) voluntary reduced compensation for the Board of Directors; (3) compensation reductions for the salaried team members across the organization; (4) furlough with benefits of certain team members that were impacted by the suspension of operations; (5) a freeze on all nonessential hiring; (6) reduction of nonessential spending; (7) we prioritized critical maintenance capital expenditures; (8) suspended acquisition initiatives; and (9) paused share repurchases. While certain operations have continued to run during the month of April, the facilities that suspended operations have begun to come back online as of this week or have plans to resume production beginning May 4. We have established a standard return to work protocol for our facilities, and we'll continue to take proactive safety precautions for all of our team members, including appropriate social distancing measures, strict sanitation practices, safety screens, flexible and staggered work arrangements were applicable, restrictions and limitations for nonessential visitors and health checks, where necessary. In addition to the cost containment and financial measures put in place in the quarter, we are in the process of consolidating certain facilities with like-product lines in alignment with this model and where appropriate, to maximize these efficiencies and capacities. Several of these actions are expected to be completed in a matter of weeks and will generate immediate cost savings in the short term, with the ability to flex up production and bring back these plants online quickly once volume levels increase to a sustained level. If volume levels remain soft for an extended period of time, we have the ability to permanently consolidate facilities in both our manufacturing and distribution centers, and we have staggered lease terms for our lease facilities, where we can also reduce costs in a regulated fashion. We have a detailed tiered playbook to execute off of based on volume levels and successfully took similar cost reduction efforts in prior downturns, including during the Great Recession. Given the current environment, we have prioritized liquidity and cash preservation and have paused on our acquisition initiatives until THOMSON REUTERS | Contact Us 3 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call there is greater visibility and stability in the macro environment and the markets we serve, at which point we could pivot and return to our strategic and opportunistic capital deployment initiatives. As we reflect on the first quarter, we had a tremendous momentum at the start the year, followed by the unprecedented and sudden impact from COVID-19. With the positive traction we experienced in the majority of the quarter, combined with our flexible capital structure and strength of our cash flows and as part of our capital allocation strategy, we were able to make strategic investments in acquisitions and return capital to shareholders. We completed 2 acquisitions, including the previously announced acquisition of Maple City Woodworking, a Goshen, Indiana-based manufacturer of hardwood doors and fascia for the RV market, and in addition, SCI Manufacturing, a Cromwell, Indiana-based manufacturer of boat towers, hardtops, ski and tow bars and other metal components for the marine market. These 2 tuck-in acquisitions are an excellent fit with our entrepreneurial philosophy and existing products expertise and will continue to provide long-term strategic value, bringing high-quality, innovative product lines to our portfolio. Additionally, we returned approximately $22 million of capital to our shareholders by via $6 million in dividends and $16 million in share repurchases. At the end of the first quarter, we had over $500 million of available liquidity, which includes approximately $95 million of cash on hand, and our net leverage profile was right in line with our optimal target leverage at 2.3x, well under our 4x covenant maximum. Now turning to our end markets. Momentum was evident in both leisure lifestyle and housing industrial markets in the first quarter. On the leisure lifestyle front, encompassing RV and marine, which collectively represent 68% of first quarter revenues, retail shipments were positive compared to the prior year for the first 2 months of 2020, highlighting the fundamental demand for outdoor leisure lifestyle products. In our housing and industrial markets, which represented 32% of our first quarter revenues, the first 2 months of the year were a continuation of what we experienced in the fourth quarter of 2019 with strong demand for quality, affordable housing and with tailwinds from a low interest rate environment, lower commodities and a tight housing market. Now more specifically and taking a deeper dive into each of our end markets. Our RV revenues were down $22 million or 6% in the quarter and represented 55% of our consolidated sales in the quarter. The decrease was primarily due to lost production days in the latter part of March due to RV OEMs curtailing production in alignment with plant closures, while still shipping retail finished goods units to dealers. RV wholesale unit shipments were down 20% in March and flat for the first quarter compared to 2019, while retail unit shipments are estimated to increase slightly after adjustments for the same period. Heading into the first quarter of 2020, RV OEMs and dealers had already aggressively reduced and recalibrated inventories, pulling over 50,000 units out of inventory in 2019 and approximately 100,000 units since the second quarter of 2018, bringing dealer inventories to their lowest level we have had on record dating back to 2014. Temporary OEM production curtailments further decreased dealer inventories in April as RVs were still retailing throughout the month at certain dealerships as well as being used for FEMA purposes for frontline health care workers in certain states. For those states with stay-at-home orders and social distancing guidelines, precluding on-site visits, many dealers saw increased online activity and interest during this time frame, indicating continued demand for the leisure lifestyle. The current dealer inventory environment and retail unit sales that have significantly outpaced wholesale production over the prior 18 months is a stark contrast to the industry's inventory levels prior to the last recession of 2008 and 2009. During the last economic recession, we saw wholesale production significantly impacted, not only from a drop in consumer demand, but due to excess inventory levels heading into the recession and resulting in a parallel reduction and recalibration of those inventory levels throughout the recession. Already leaned out, historically low and appropriately calibrated inventory should position wholesale production for resiliency in 2020, even within the current impact to consumer demand and corresponding economic recession related to COVID-19. OEMs have purged their order books during the shutdown period to ensure calibration with retail sold units awaiting delivery and are positioned to align with retail demand. RVs are uniquely able to be used in many lifestyle and functional capacities, including serving the health care THOMSON REUTERS | Contact Us 4 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call community and its frontline caregivers as temporary, portable, self-sufficient dwellings, testing facilities and command centers. Additionally, we believe the RV industry is extremely well positioned for the post COVID-19 environment with camping activities being an ideal means and environment for friends and family to enjoy quality time together in the outdoors, while maintaining social distancing guidelines. With this unprecedented pandemic and the related stay-at-home and quarantine mandates, Americans are more eager than ever to get back to socializing in the outdoors. And RVs offer the value proposition of independence, quality time and community in addition to the ability and comfort of domestic travel within the leisure lifestyle experience. In addition, historically low interest rate levels for consumer financing of RVs, low entry-level price points for the experience, and gasoline at its lowest prices in over 2 decades, point to a long-term runway for the RV market. The marine side of our business was impacted in the quarter by the continuation of inventory recalibration as dealers and OEMs continue to rebalance wholesale unit shipments in alignment with optimal dealer inventories. Early 2020 marine dealer traffic and interest was positive, and there was significant traction in marine retail, evidenced by estimated retail shipments in the first 2 months of the year, up 9% over 2019. Then the business disruption began in March due to COVID-19, which dramatically impacted the quarter and resulted in an estimated decrease in marine retail shipments of approximately 5% for the quarter. March generally represents about 10% of full year shipments. With the aggressive inventory recalibration still occurring in the first quarter, marine retail outpaced wholesale and wholesale unit shipments were estimated to be down high teens in the first quarter. Our marine revenues declined approximately $13 million or 14% in the quarter and represented 13% of our consolidated sales, while our content per unit increased an estimated 3% in the quarter. Like RV OEMs, we saw the marine OEMs suspend operations for a period of time in late March that carried into the month of April, but they have been quick to resume operations as the second quarter represents almost 45% of full year retail shipments, and there is a backlog of retail boats sold from the recent first quarter boat shows, indicating that boaters are anxiously awaiting in anticipation of getting back on the water to escape the stay-at-home orders and spend time with their families outdoors. The long-term fundamentals remain intact for the marine market and similar to the RV industry and value proposition, are ideal for the post COVID-19 environment. In summary, retail interest and traffic was relatively resilient during the month of April for both the RV and marine sectors, particularly in those states that had less restrictions, and as well, less health-related COVID-19 occurrences. We estimate RV and marine retail units down approximately 50% to 60% in the month of April despite the nationwide shutdown and stay-at-home orders for the entire month. Now turning to the housing and industrial side of our business, which both experienced positive tailwinds coming out of 2019 and during the majority of the first quarter of 2020 with low interest rates, a tight housing market and pent-up demand for affordable housing. Our manufactured housing sales represented 19% of our total revenues in the first quarter and increased $6 million or 6% over the first quarter of 2019 and reflects an 8% increase in estimated wholesale unit shipments. MH production experienced some disruption in certain states in late March due to COVID-19, while finished goods units were shipped from OEM inventories. However, the industry, as a whole, maintained a steady, albeit reduced pace of production throughout the month of April. Most of our manufactured housing-related facilities and brands also continued to operate during April in alignment with our customer base and as part of the supply chain to those essential businesses. The demographic trends indicate strong expected demand patterns. Pent-up demand continues to be created and the need for quality affordable housing remains intact and increasingly attractive to the growing population of 35 to 44 year olds. With the average price of an MH unit at roughly one-half to one-third the price of an average stick-built home, our MH market continues to point to promising future growth post COVID-19. Revenues in our industrial business, which represent 13% of our overall sales mix in the first quarter, increased 14% compared to the prior year. New housing starts continue their rebound, increasing 34% through the first 2 months of the year, with the benefit partially attributed to a drop in mortgage rates and the extremely tight supply of existing homes for sale. New housing starts were also impacted by COVID-19 in mid-March, and we saw a drop in new housing starts, but still positive for the month of March with growth of 2% THOMSON REUTERS | Contact Us 5 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call compared to the prior year. For the quarter, new housing starts were up 22%. Our products are generally the last to go into a new unit and trail new housing starts by 4 to 6 months. Single-family housing starts were up 12% in the quarter, while multifamily housing starts rose 47%, with the South up 53%, the West up 27%, the Midwest up 41% and the Northeast region up 68%. The nonresidential side of our industrial business, which is primarily focused on the hospitality, high-rise, commercial construction and institutional furniture markets was also strong in the first quarter. Fundamental housing demand, as evidenced by strong single- and multifamily housing starts continued its strength in the first quarter, which has historically translated into an increase in demand for our industrial market. We do expect the uncertainty surrounding unemployment and tightening credit standards to negatively impact demand for both manufactured housing and residential housing in the short term. In summary, we are anticipating on the leisure lifestyle side of our business, both RV and marine wholesale shipments to be down between 40% and 50% for the second quarter, with virtually no production in April, and retail unit sales to outperform wholesale shipments during this time frame. We believe RV inventories are in balance and marine inventories will be calibrated and balanced in preparation for the 2021 model year. For the full year, our current assumptions are based on RV wholesale units being down 20% to 25% and marine wholesale shipments being down 25% to 30%. On the housing and industrial side, we are anticipating both MH wholesale unit shipments and new housing starts to be down between 20% to 30% for the second quarter and 15% to 20% for the full year. While we are anticipating significant short-term disruption to all of our end markets, we have the ability to leverage and flex our manufacturing facilities and high variable cost model to align with our customer demand as we see shifts in demand patterns. We have continued to calibrate our expectations and assumptions for the upcoming quarter and fiscal year. We recently, in late April, eliminated approximately $35 million of annualized fixed overhead, which takes effect in the second quarter. These actions, combined with the already enacted proactive cost containment and financial measures taken at the end of March, position us extremely well to withstand the impact of COVID-19 in the second quarter and full year 2020 based on our current assumptions as discussed. I'll now turn the call over to Josh, who will provide some additional comments on our financial performance. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the first quarter decreased 3% to $589 million, primarily reflecting lost shipping days and business disruption within our end markets related to COVID-19. We estimate an approximate 5% impact to our sales associated with the business disruption. As Andy previously noted, we completed 2 strategic tuck-in acquisitions in the first quarter. Due to the timing of the acquisitions, they had minimal impact on our revenues. Revenues from our leisure lifestyle market, which is comprised of the RV and marine markets, decreased 8% with RV and marine revenues down 6% and 14%, respectively. RV content per unit decreased 1% to $3,112 per unit, and estimated marine content per unit increased 3% to $1,531 per unit. During the prior 3 years, from 2017 through 2019, we have increased our RV content per unit by 14% at a compounded annual growth rate, driven by both strategic acquisitions and market share gains. Our content per unit can vary quarter-to-quarter and be impacted due to a number of factors, including: a significant change in the primary commodities which we utilize and in corresponding price adjustments in partnership with our customers; a mix change in types of units that are being produced, including size and OEMs adding or reducing content to target certain price points and consumer trends; and lastly, the timing of OEMs' production cadence versus shipments of units to dealers. During the first quarter, our RV content per unit was negatively impacted by RV OEMs curtailing production in the latter part of March, but continuing to ship finished goods during the suspension of operations in anticipation of dealers continuing to deliver retail units to customers. Excluding the impact of the lost RV production days, we estimate our content per unit to have increased 1% in the first quarter. Additional items negatively impacting RV content per unit are continued lower commodity prices that we've experienced over the prior 12 months and the corresponding price decreases we have passed along to our customers in partnerships. Our customers' lost production days that negatively impacted content per unit also impacted organic growth and was most prevalent in our RV market sector, but was also felt in both marine and MH market sectors as well. THOMSON REUTERS | Contact Us 6 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call Our organic revenues in the quarter declined 3%. If you exclude the impact of the lost production days and related lost sales, we estimate organic revenues to have increased 1%, inclusive of the reduced commodities and corresponding price decreases we've passed along to customers. Revenues from our housing and industrial markets increased 9% in the quarter, with MH revenues up 6% versus the prior year and estimated MH content per unit increasing 35% to $4,596 per unit. Gross margin in the first quarter was 18.6%, increasing 110 basis points compared to the prior year. The gross margin expansion was driven by the (1) run rate of fixed cost reductions completed in the third quarter of 2019; (2) the integration and execution of synergies related to acquisitions completed in 2018 and 2019, including achieving our target of $5 million in synergies from LaSalle; and (3) the alignment of pricing relative to inventory costs, which negatively impacted gross margin in the first quarter of 2019. Operating expenses were 11.9% of sales compared to 11.6% in 2019. Warehouse and delivery expenses increased 20 basis points due to a higher mix of MH sales in the quarter and the corresponding higher concentration of distribution. Intangible asset amortization also increased 20 basis points, which was driven by prior year acquisitions and the incremental expense, the fixed nature of the expense and the reduced sales impact year-over-year. SG&A expenses were 6.1% of sales in the quarter, a 10 basis point decline compared to the prior year. SG&A expenses were down $2 million compared to the first quarter of 2019 as our cost reductions completed last year also favorably impacted SG&A. In addition, the proactive cost containment measures implemented as we began to anticipate a disruption to COVID-19, helped reduce our SG&A expenses. Operating income of $39 million increased 10% in the first quarter and operating margin of 6.7% increased 80 basis points due to the factors previously described. Our net income per diluted share in the first quarter was $0.91, up 1.5% from $0.90 from the prior year. Our overall effective tax rate, as reported, increased to 26.4% for the first quarter of 2020 compared to 22.3% in the prior year, primarily reflecting a reduction in stock compensation tax benefit in the first quarter of 2020 compared to the same quarter in the prior year and other discrete items. For the full year 2020, we are now estimating our all-in effective tax rate to be in the range of 26% to 27%. Now turning to the balance sheet. Our total assets increased $51 million, largely reflecting the addition of acquisition-related assets and an increase in seasonal working capital. Looking to cash flow, in the first quarter of 2020, we generated approximately $13 million of operating cash flows. We utilized cash flows in the quarter for $8 million in capital expenditures and $6 million in cash dividends to shareholders, deployed $24 million in strategic acquisitions and repurchased approximately 456,000 shares of our common stock at an average price of $34 per share for approximately $16 million prior to the COVID-19 operating suspensions and shutdowns. Our operating cash flows vary quarterly based on seasonal fluctuations in working capital, among other items. And in the first quarter, our inventories increased due to strategic inventory purchases of certain items we sourced from Asia, based on our assessment of potential supply chain disruption from COVID-19. Additionally, due to the timing of our quarter end, we received $16 million of receivables within 2 business days following the quarter end. Inclusive of the $16 million of receivables, cash flow from operations would have been $29 million, which is consistent with the prior year. We have over $500 million of total liquidity at the end of the quarter, including $95 million of cash on hand with no major debt maturities until 2023. And to date, we have not borrowed on our revolver since the third quarter of 2019. The strength of our cash flows, combined with our ample liquidity, provides us with the flexibility, both strategically and defensively to navigate a variety of scenarios through these unprecedented times. Our leverage position relative to EBITDA at the end of the first quarter was approximately 2.3x. As previously discussed, we have currently paused strategic initiatives and have prioritized critical maintenance capital expenditures. We do not expect any changes to our quarterly dividend policy. Given the current environment, we remain focused on disciplined liquidity and cash generation. As we progress into 2020, our financial plan is based on the market assumptions Andy previously highlighted, which includes continued softness in the second quarter and back half of the year but sequentially improving as we progress into the third and fourth quarters. Our business model today and company profile has been transformed since the last recession, via targeted strategic growth and THOMSON REUTERS | Contact Us 7 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call diversification into a highly scaled end market and geographically diversified, value-added, brand-centric company, positioning us to perform better than historical through an economic cycle. Our gross margin profile headed into the COVID-19 pandemic is almost 600 basis points higher than our margin profile was in 2007. Additionally, our product portfolio has been greatly enhanced, adding higher margin, engineered, value-added products to our arsenal that span across multiple markets with manufacturing flexibility to produce for one or all 4 end markets out of one facility and the ability to mothball and shift production to another facility very quickly. This transformed business, the proactive cost containment and financial measures we've taken, combined with our highly variable cost structure, which consists of more than 80% variable costs, provides tremendous resilience to weather a significant downturn such as this pandemic and related economic recession. Our businesses generate tremendous amount of cash flow, are asset-light, and not capital-intensive. We have the ability to unlock additional cash by aggressively reducing our inventory levels and working capital over the remaining 3 quarters of the year, reducing nonessential spending, reducing variable compensation and curtailing nonessential capital expenditures. We will also leverage certain provisions within the recently passed CARES Act, including payroll tax deferrals that will provide additional cash flows for 2020. Furthermore, there are untapped synergies, more aggressive consolidation plans and additional levers to pull as part of our tier playbook that we would look to enact should we see continued deterioration in our markets beyond what our financial plan has outlined or continuing deep into 2021. With our transformed business model of today, our recently enhanced capital structure and the market assumptions we've outlined in our current financial plan, we are estimating our ability to generate more than $150 million of operating cash flows for 2020 and maintain a disciplined leverage profile. The aggressive actions we've taken and our disciplined financial policy will position us to be agile and opportunistic on the back side of the recovery as we look to capitalize on the long-term upside in all of our end markets. That completes my remarks. Andy. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Thanks, Josh. While the long-term impacts from the pandemic are unclear at this time, we will continue to evaluate the environment surrounding COVID-19 and are prepared and will enact further disciplined measures as the situation dictates. Our capital structure and financial position remains strong with ample liquidity and availability to manage this challenging economic environment for the foreseeable future, and we remain poised to quickly pivot and execute on our strategic plan and initiatives once stability returns to our markets. We believe our markets are incredibly well positioned to be the primary beneficiaries of lifestyle changes and adaptations that are expected to take place once this pandemic is over, and we are optimistic and excited about our ability to bring value to our customers in both up and down markets where others can't. The combination of our operational and financial foundation, customer-first performance-oriented culture and the talent, dedication and passion of our more than 7,000 team members will continue to position us to execute on our strategic plan as we strive to continuously exceed our customers' expectations. Our overall goal of increasing long-term shareholder value by serving our customers at the highest level, reinvesting in and protecting our talented and dedicated team members, dealing ethically and responsibly with our business partners and supporting our local communities remains our highest priority. This is the end of our prepared remarks. We are now ready to take questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) And our first question is from Daniel Moore with CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - MD of Research Appreciate all the color, extremely helpful in light of, obviously, all the volatility. Wanted to start with perhaps most of your OEMs and suppliers -- and the suppliers on the RV side are set to resume operations next week. What percentage of capacity do you expect your customers and by extension, Patrick to be operating at initially in May and into June? THOMSON REUTERS | Contact Us 8 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Dan, this is Andy. Thanks for the question. Thanks for the comments. At this point in time, I would tell you that we're anticipating a start-up of 70% capacity, 60% to 70%, if you will, from the run rates that we were running at heading into, call it, the back half of March. I would tell you, we've also been hearing some increasing optimism over the course of the last 2 weeks as it relates to run rates and potential demand out there. So where customers were kind of targeting coming back at 3 to 4 days, if you will, running kind of full production in those 3 or 4 days. We're hearing that moving from 3 to 4 to 4 to 5 at this point. So I think there's some optimism building. But right now, we would tell you right around 70% is kind of the target, if you will, as it relates to the firing up here in May. Daniel Joseph Moore CJS Securities, Inc. - MD of Research Very helpful. And in terms of visibility, when -- based on what you're seeing as far as various states reopening, at least plans at this point, when do you expect to have a better handle on what retail foot traffic and just general retail demand kind of really looks like? Is it -- are we a couple of weeks away? Is it a couple of months away? When do you think you'll have a little better handle on, at least, the near-term overall impact to demand? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure. Retail has been relatively strong, we would tell you, in particular, on the leisure lifestyle side of the business, even in the month of April. While the OEs have been down from a wholesale production, retail still continues to flow. And we're estimating, again, 50% to 60% down for that month of April, which I would tell you is positive. They've experienced increased traffic at -- not necessarily on the lots as much, but the electronic means has certainly been very, very helpful for them to continue to drive sales levels. I think we're going to get the good feel here in the next 30 to 45 days would be kind of where our heads are at as it relates to understanding more fundamental retail going into the back part of the second quarter. Daniel Joseph Moore CJS Securities, Inc. - MD of Research Got it. Very helpful. And just in terms of financing, are you seeing any material change, credit tightening since the pandemic began, specifically in the leisure -- the RV and marine sides in terms of FICO scores, et cetera? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director We have not seen that yet. We've talked to our lenders who are active in the wholesale side and some in the retail side and all the lenders to the space right now feel pretty good about where things are at, where inventories are at, and we have not heard any deterioration in retail lending standards. Daniel Joseph Moore CJS Securities, Inc. - MD of Research Fantastic. Lastly for me, and I'll jump out. Just in terms of capital allocation, obviously, being very prudent, pulling every string that you can right now. You still have over $500 million in liquidity, is -- to the extent that smaller competitors are perhaps hurting more, are you expect to be opportunistic anytime this year in terms of smaller tuck-ins? Or is M&A probably on the sideline for now? And I'll jump back. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Thanks for the question. Yes. I think that certainly, we feel really good about where we're at today from a financial platform perspective. And I think we can, as we noted, pivot very, very quickly to resume our strategic initiatives and strategic capital deployment initiatives. We can be very opportunistic. That's still part of our growth plan once we find some stability in the markets. And I would tell you that, again, we're going to be very patient. We're going to be poised. But I think with where we sit today from a liquidity perspective, the way we've balanced the business and the initiatives that we've taken to appropriately size the business according to our assumptions right now, we feel really good about the ability to pivot very, very quickly and return to deploying capital. So I don't want to say that we're going to be immediately out on those strategic initiatives, but I would tell you that the expectation of not pursuing any of those for the rest of the year based on these assumptions, we could certainly execute on some of those assumptions in the latter part of the year, if we see some of that stability. But we're going to be poised, and we're going to be cautious and patient about it. And we do think that opportunities will come to the market, and we're in a great position to execute on those. Operator We have our next question from Craig Kennison with Baird. THOMSON REUTERS | Contact Us 9 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Josh, I wonder if you're able to frame the fixed variable cost mix for your cost of goods sold and SG&A as we try to calibrate your margin profile. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, sure. So given the environment and kind of what we're navigating through, we felt the need to kind of break out our fixed cost structure versus our variable. We've talked about having a high variable cost structure. And we've alluded to the fact that, that here, over 80%. If you think about the cost structure above the line, above gross margin, it's 70% material, is, by far, the biggest component of cost of goods sold. And labor is going to be in that mid- to high teens with the rest being overhead. And within that overhead, I would say about 50% of that would be on the variable side. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst That's super helpful. And then just on the SG&A side, any similar breakdown? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. The SG&A side, you're going to have a lot of compensation running through SG&A, both fixed and variable. There's a little bit higher component of fixed cost and SG&A relative to our cost of goods sold from a variable compensation on the wages side, and so incentives as well. And so we don't really break out the SG&A fixed versus variable. I'll tell you it's not as prevalent on the variable side of the SG&A. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst That helps. And then I'm sorry if I missed it. But did you frame the revenue contribution from each of the 2 acquisitions you completed recently? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Both of those acquisitions were completed in March, and both of them had an immaterial impact in the quarter on our top line. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst But in terms of the annualized revenue contribution? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Oh, I'm sorry, yes, $20 million, $20 million annualized for both of them. Operator We have our next question from Scott Stember with CL King & Associates. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Going back to the content comments on the RV side, you guys talked about how it was up modestly if you adjust for the, I guess, the delta between delay in shipments and what was being delivered to dealers. But longer term, on RVs, are we still looking at a low single-digit growth profile for content in this segment, assuming we get past COVID? And I guess, just even when you balance in the impact from commodities and mix? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Scott. On the RV side, that continues to be our current expectations, the low single-digit growth on content per unit. That would be exclusive, obviously, of any acquisitions. And also exclusive of any tailwind if we start to see units content up. As we were progressing THOMSON REUTERS | Contact Us 10 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call through the back half of '19, we had started to get visibility that maybe some units were being -- content was being added to units. And so as we are here in Q2 here, we don't really have that visibility right now, but we would expect low single digits exclusive of additional content being added to units. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Okay. Got it. And I know this is a moving target, but just when talking about the $35 million in cost cuts and, let's just say, within 1.5 months from now, production comes back faster than expected, do you anticipate any issues or any problems in trying to hire back some of these folks, just given the tight labor pool in the Northern Indiana market? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Scott, this is Andy. We do not anticipate any disruptions as it relates to that. Our cost reductions were primarily on the indirect side of the business as it relates to the headcount. And so we wanted to make sure we maintained our direct labor workforce so that we could flex back up and down. Our indirect cuts were really based upon, again, the assumptions that we've outlined, but we expect to be able to flex back up under that profile. So we've basically kind of lowered our core operating structure, but we've kept the flexibility of the direct labor workforce in tech so that we can be very flexible and nimble as things move. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer And one more piece on that, Scott, $35 million, over half of those costs we've pulled out are below the line. So it won't even directly impact kind of operations. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Okay. Got it. And Andy, just last question before I jump back in the queue. Regarding, I guess, retail traffic, you had talked about, I guess, obviously, down 50% to 60% is better than 0 production that's going on right now. But what are you hearing? You did make some comments about things getting, I guess, a little bit better. So maybe just talk about, in recent days, have you heard anything about better traffic at dealer level? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director We have heard that in the last 2 weeks, I would tell you, we've heard a tailwind of optimism as it relates to the dealer base based on our contacts. And again, we think that there's some pent-up demand building right now. We think that -- when we think about the leisure lifestyle and we think about RVs, they're just ideally positioned for the post COVID-19, as we talked about in our script. And I think we're feeling some of that right now. So there is definite optimism versus any -- versus pessimism as we've moved through the back half of April here from a retail perspective. So we're hearing more optimism without question. Operator Our next question is from Brett Andress with KeyBanc. Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP What would be your current thinking on RV channel inventories as we kind of come out of this COVID here? So felt like we were in a good place going into this. But if you could put it in some numbers, how does the channel shape up here in the next 1 to 2 months with some of the pull-through that's happening in the production that's going to come online? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Brett, this is Josh. As we think about channel inventories heading into 2020, as we talked about, they were at the some of the lowest points as we have on record since 2014. In January and February, we see wholesale start to outpace retail and that's ordinary course as they're building units in preparation for the peak retail selling season. As you get into April, you start to see -- late March into April, you start to see retail outpace wholesale over the course of about 5 to 6 months is kind of that normal cycle. What we experienced in April with COVID is there was 5 weeks of wholesale pulled offline. And so there was 0 production of RV units over a 5-week period. Over that same 5-week period, retail units in the prior year would have been between 55,000 and 60,000 units. And with retail being down -- could be down 40%, 50% or 60%, there's still additional 25,000 to 35,000 units that's now come out of the channel and out of dealer inventories over that 5-week period. And so coming into 2020, wholesale is already positioned very well as it is under -- we under-produced retail by over 50,000 units in '19, and that positioned it to be really resilient coming into '20. The immediate suspension THOMSON REUTERS | Contact Us 11 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call of operations by the OEs being proactive on that will allow wholesale to even be more resilient as we progress through the latter part, both into Q2 and as we progress through the year, that as we get back on a one-for-one basis with retail versus wholesale, you could see a little bit more resiliency in wholesale because of the prudent proactive measures to suspend operations. While we're still having pull-through, albeit it could be at a 50% reduced level versus the prior year, it's positioning inventories in wholesale to be very resilient through the rest of the year. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Yes. Brett, this is Andy. Just a little bit of additional color as we've looked at it. We think we were -- we had over-calibrated as it relates to wholesale versus retail coming into 2020. There's continued outflow on the retail side pulling out of the wholesale channel. And I will tell you that our transport lots are very, very lean right now. There's not a lot of inventory on those. We don't believe there's a lot of finished goods inventory at the OE level. So I think it's very well positioned for the retail side of it. And then when you look at Marine as well, marine was probably a little bit heavy coming into 2020 on the inventory side. But we've heard positive traction on the retail side there as well with the production shutdowns on the wholesale side. So we would tell you that marine is calibrating pretty quickly as well on the leisure lifestyle side. So feeling pretty good overall as it relates to inventories in the channel. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer And one more data point, Brett. I know there was a lot of info. Q1 inventory for RVs of the -- and recently Q1 2020 compared to Q1 last year is 50,000 units lower. So at the end of March, we would anticipate units to be 50,000 units below where they were in Q1 last year. Then you got to add on top of that, the potential of 25,000 to 35,000 units that have come out of the channel, where there was 0 RV production over a 5-week period but we continue to retail units over the course of that period. Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Got it. Appreciate the color there. And then just the last one. We're getting a lot of questions on this evolving vacation theme for RVs. And Andy, I agree with what you said in your prepared remarks, but when do you think that actually starts to trickle into new sales? I mean, is there any evidence that this could be some kind of secular shift here? Is it temporary? Just kind of how you're thinking about when we start to see it? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director I think that we'll have some good insight into that as we move through the quarter, especially as we look at this dynamic. And depending on the length of the, call it, the consumer hangover related to the stay-at-home orders that have taken place, again, I think, we're feeling -- or hearing some optimism out there related to retail demand and traffic, which would let us, kind of, lead us to believe that the hangover won't be as long as we kind of would have, could have suspected. So I think in the next quarter, we'll get some feel for the strength of that demand and have some better insight at that point. Operator We have our next question from Tim Conder with Wells Fargo. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst And gentlemen, thanks for all the color and the preamble and so far in the Q&A here, much -- very helpful. A couple of things here. Andy, I just wanted to clarify the comments you made in your preamble on the MH housing front. Just, in general, from what you said and that the, I guess, a little bit of the tightening credit and everything, maybe hurting that entry-level piece. Do you anticipate that to recover faster, slower, similar to RV and marine, just in the context of everything that you said here? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure. I think our -- we're feeling -- I would tell you just a little bit of headwind as it relates to credit when you look at the marketplace today and lending standards, I think that banks are going to be a little bit conservative on the housing side. You've heard some -- we've heard some increased standards as it relates to some lending. So it feels like there's just a little bit of a headwind on the MH side and residential side, but I think that will push through. The government stimulus packages have been tremendous. And I think that's going to THOMSON REUTERS | Contact Us 12 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call play very well into MH on the back end. So I would tell you right now, we just talked about leisure lifestyle versus housing and industrial. I think, leisure lifestyle deals, again, we've got some tailwind coming on the housing and industrial, what we would tell you is probably a little bit of headwind for Q2 compared to leisure lifestyle, but then I would tell you, heading into the back half of the year, we'd start to feel that dissipate, especially, again, with the stimulus packages that have been put in place, arming the consumer to be much better prepared coming out of this. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay. Okay. That's helpful, sir. And then on -- you talked about you're consolidating some of your manufacturing facilities a little bit. I know it's been talked about in the industry a lot. There seems to be a lot of just touring the industry and seeing the OEMs and suppliers and so forth. It seems -- the RV industry seems more fragmented relative to marine, relative to other power sports. And we've heard from yourselves and others that in the next downturn, that could be an opportunity to sort of consolidate each company, consolidate their -- within their own border, so to speak, consolidate their operations and plans and then be better positioned as things really pick up. Is that time now? And I guess, again, given your liquidity and everything that you all have, you seem well positioned. To what degree are you looking to do that sort of accelerate versus what you've seen in prior downturns or slowdowns? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure. I'd tell you, as we look at our assumptions right now, and again, we have very detailed tiered models that we look at when it comes to planning the business in our capacities. And so we've laid out our assumptions, we've looked across our brand platform and our product platform to see where capacities line up with our expectations, as it relates to the assumptions. And so as we looked at this, there are several opportunities for us to take a look and do some consolidation of like products, if you will. That doesn't mean that we're going to be shutting brands down necessarily, but it's an opportunity to maximize efficiencies during time frames like this. And it also provides us the ability to flex back up in situations where capacities and production levels increase. We've got a lot of elasticity within our like product lines. And so that coupled with the tremendous talent of our team members and the ability for us to shift production around to various facilities, again, we look at it from a tiered perspective. And so we'll tell you we'll continue to do that. I would not consider this a draconian consolidation by any means. I would tell you this is opportunistic based on some of the capacities that we're seeing out of our like product lines. And there's more opportunity if we choose to pursue that. But I would tell you that it's really continued upon capacity levels at the facilities. But with our high variable cost model, again, they're very flexible and nimble. So I think that we will continue to work at this from a tiered perspective. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Yes. I guess that's where my question was more from not so much as shut them down or anything, but find maybe one that's a little bit more efficient, consolidate in there and to gain greater scale efficiencies in one area and so forth. I guess that was more of the question rather than shutting down or consolidating from the, as you said, the more draconian perspective. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director That's exactly what we're doing, Tim. Operator (Operator Instructions) We'll take our next question from Steve O'Hara with Sidoti. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Just a question on the -- I guess, the demographics of the end markets and the job losses that have happened so far out there. I mean, can you just talk about maybe, which end markets you think are most susceptible to what's happened thus far with those job losses and maybe, which ones are more resilient and go from there? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Steve, this is Andy. Certainly, we think the RV end market is ideally positioned even with the job losses and just simply based on price point. I think that there's the ability to flex up and down that scale and with the, again, the incentives that have been put out there today and stimulus packages to, again, equip and arm the consumer, we think they're less susceptible, call it, if you will, to a lot of volatility. We think there'll be some opportunity there on the RV side, again, simply based on price point. Marine as well, probably a little bit higher THOMSON REUTERS | Contact Us 13 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call price point. So I think there's probably a little bit more headwind on marine than there would be on RV, simply based on that price point. But you offset that with, again, I think the lifestyle and culture shift that may occur as a result of COVID-19. Boating activity has been very strong. There's been a lot of boats on the water in the south during this time frame. And so again, we would tell you that there's a little bit of optimism there as well. But just simply based on price point, we think RVs are probably in a better position. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then maybe just on the commodity side and shipping. I mean it seems like there's still a lot of disruption in the shipping markets for things coming from China. Can you just talk about maybe what percent of your raw materials and things like that comes from China and what you've seen on the shipping cost side and how that's maybe potential -- has the potential flow through as well? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Steve, this is Josh. Regarding Asia and what we source from China, it's less than -- it's mid-single digits of our total COGS. So it's not in the whole scheme of things a significant amount of our inputs. In addition to that, it's a little bit higher on the distribution component. So we think about what we source from China, it's not a lot of raw material that goes into our manufacturing process. It's more of finished goods on the distribution side. And part of in our quarter for our operating cash flow, I talked about in our prepared remarks, we had ramped up inventories with COVID on the horizon, call it, in the January, February time frame that was, at that point in time, centered in Asia and China, specifically. And so we had built up inventories in preparation for the Chinese New Year and as what we were seeing on the COVID side. And so when you put that together, what we're seeing is we're not experiencing any disruption coming from China today. We -- I would tell you, we have excess inventory on hand that we plan to work through that will be a source of cash over the next 3 quarters. And so where we sit today, we feel like we're in a good spot from inventory levels, having a little extra inventory to make sure that if there are disruptions in the supply chain that we can manage that. And then we're going to work through those inventory levels here over the next 3 quarters as a source of cash as we progress through the year. Operator And our next question is from John Lovallo with Bank of America. John Lovallo BofA Merrill Lynch, Research Division - VP And I hope everybody is healthy and safe. First question, just housekeeping. I think you guys mentioned that your expectation for wholesale for the full year is 20% to 25% decline. Did you give a retail estimate as well that I missed? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer We thought retail could be either at that or a little bit better than that. John Lovallo BofA Merrill Lynch, Research Division - VP Okay. That's helpful. And then maybe just to play devil's advocate for one minute here. If we think about RVs and marine being fairly big ticket, I know, Andy, you said that there's a range of prices, but fairly big ticket, 100% discretionary, whereas, manufactured housing is arguably more need based, do you think that there's -- is there an argument here that perhaps 25% to 30% unemployment, as many economists are saying, you may have an outside impact on kind of the more discretionary product versus something that might be a little bit more need based? Just your thoughts would be helpful. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director This is Andy. I think it could. From a big ticket item, though, I would tell you that RVs, I don't necessarily think that we would consider them big ticket, I think you can find an RV for very reasonable price points, below $10,000 -- $5,000 to $10,000 on the low end. And so our view would be is that, again, from a lifestyle perspective and with where the consumer is at today, I think there's an equal value proposition to consumers being able to get into the space and enjoy that lifestyle even under pandemic conditions like this. So from a need perspective, yes, certainly, the housing side and the MH proposition plays very well into it. That being said, we'd also say the needs from a personal and spending quality time with families, and the lifestyle component of it plays well for RVs as well. So if you just want to break it down between need versus discretionary, yes, MH plays better. But overall, we think the price points, to very easily get into an RV, is very compelling. THOMSON REUTERS | Contact Us 14 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call John Lovallo BofA Merrill Lynch, Research Division - VP Makes sense. And then if we think about MH again, was this considered essential activity during -- in many states, kind of, similar to single-family housing or was it separated? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Yes, it was considered essential in many states. John Lovallo BofA Merrill Lynch, Research Division - VP Okay. And then finally, just thinking about CapEx. If we go back to the global financial crisis, I mean CapEx is certainly a lot lower for you guys, but arguably, you're a different company today. What would you kind of think of as maintenance levels on the CapEx side? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, this is Josh. Maintenance on an annual basis for us is going to be in that $5 million to $8 million range on an annualized basis. Operator We have no further questions at this time. I will now turn the call back over to Ms. Julie Ann Kotowski for further remarks. Julie Ann Kotowski Patrick Industries, Inc. - Director of Investor Relations & Financial Reporting Thanks Vanesa. We appreciate everyone for being on the call today and look forward to talking to you again at our second quarter 2020 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com, under Investor Relations. I'll now turn the call back over to our operator. Operator Ladies and gentlemen. This concludes today's teleconference. Thank you for participating, and you may now disconnect. Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of the continuing financial and operational uncertainty due to the COVID-19 pandemic, including its impact on the overall economy, our sales, customers, operations, team members, suppliers, and the countries where we have operations or from which we source products and raw materials, such as China; adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor and production facilities; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; the disruption of business resulting from natural disasters or other unforeseen events, and adverse weather conditions impacting retail sales. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ THOMSON REUTERS | Contact Us 15 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 30, 2020 / 2:00PM GMT, Q1 2020 Patrick Industries Inc Earnings Call from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, which is filed with the Securities and Exchange Commission ("SEC") and is available on the SEC's website at www.sec.gov. Each forward-looking statement speaks only as of the date of this transcript, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2020 Thomson Reuters. All Rights Reserved. THOMSON REUTERS | Contact Us 16 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.